SUPPLEMENTAL INFORMATION (unaudited)

Shareholder Meeting

On February 21, 2003, a Special Meeting of the shareholders of the
 Market Street Fund was held. The matters considered at the meeting, together with the actual tabulations relating to such matters are as follows:

Proposal 1:

To approve an agreement and Plan of Reorganization between the Market Street Funds, the acquired funds, and the Gartmore
Variable Insurance Trust, the acquiring funds.

					For		Against	Abstain
All Pro Broad Equity Portfolio		12,074,651	608,734	1,919,935
All Pro Large Cap Growth Portfolio	3,843,201	214,425	345,525
All Pro Large Cap Value Portfolio	4,028,090	253,613	311,059
All Pro Small Cap Growth Portfolio	3,659,369	209,862	433,671
All Pro Small Cap Value Portfolio	3,907,606	219,831	654,243
Equity 500 Index Portfolio		31,768,389	2,017,341	4,097,231
International Portfolio			5,300,616	220,569	517,876
Mid Cap Growth Portfolio		3,864,140	301,427	434,684
Balanced Portfolio			3,849,584	224,079	620,250
Bond Portfolio				5,001,354	195,611	701,829
Money Market Portfolio			117,022,023	6,613,021	15,741,139


Proposal 2:

To approve a new investment advisory agreement between the Fund and Gartmore Mutual Fund Capital Trust:

					For		Against	Abstain
All Pro Broad Equity Portfolio		12,052,861	617,959	1,932,500
All Pro Large Cap Growth Portfolio	3,842,705	214,782	345,663
All Pro Large Cap Value Portfolio	4,049,193	233,191	310,379
All Pro Small Cap Growth Portfolio	3,700,405	170,779	431,717
All Pro Small Cap Value Portfolio	3,944,934	181,993	654,753
Equity 500 Index Portfolio		31,792,418	2,048,720	4,041,823
International Portfolio			5,332,694	193,300	513,066
Mid Cap Growth Portfolio		3,886,590	278,510	435,151
Balanced Portfolio			3,876,550	194,445	622,917
Bond Portfolio				4,981,359	215,605	701,829
Money Market Portfolio			116,570,373	7,271,911	15,533,899










SUPPLEMENTAL INFORMATION (unaudited)
December 31, 2003

Shareholder Meeting

On June 13, 2003, a Special Meeting of the shareholders of the Montgomery Variable Series: Emerging Markets Fund was held.
The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

Proposal 1:

To approve an Agreement and Plan of Reorganization between the Montgomery Emerging Markets Fund, the acquired fund, and the Gartmore GVIT Developing Markets Fund, the acquiring fund.

For	Against	Abstain
10,042,727	211,769	883,136

Proposal 2:

To approve a new investment advisory agreement between The Montgomery Funds III and Gartmore Global Asset Management
Trust:

For	Against	Abstain
9,951,983	298,734	886,913

Proposal 3:

To approve a new subadvisory agreement between Gartmore Global
Asset Management Trust and Gartmore Global Partners:

For	Against	Abstain
9,938,455	201,830	997,346